IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLORADO
Judge William J. Martínez

Civil Action No. 19-cv-0801-WJM-NRN

APEG ENERGY II, LP,

Plaintiff,

v.

DAVID VELTRI,

Defendant, and

U.S. ENERGY CORPORATION,

Nominal Defendant.

ORDER DISCHARGING TEMPORARY CUSTODIAN AND APPOINTING CUSTODIAN

Before the Court is Plaintiff's Motion for Temporary Restraining order (ECF No. 5), construed by the Court as a motion for preliminary injunction (ECF No. 22), and the Court's May 16, 2019 order appointing Ryan Smith as interim custodian for nominal defendant U.S. Energy Corporation (ECF No. 42). The Court convened a hearing on May 24, 2019 to take evidence on these matters, but the parties announced at the outset of the hearing that (1) they had reached an agreement by which Defendant Veltri will agree not to act as CEO, pending a trial on the merits; and (2) they both believe a corporate custodian should be appointed per Wyoming Statutes § 17-16-748. Thus, for present purposes, the areas of dispute have been narrowed to the question of whom to appoint as custodian, what powers the custodian should have, and for how long.

Having discussed the matter at the hearing, having questioned the custodian-

nominees, and having received further briefing from the parties (ECF Nos. 60–61), the Court FINDS and ORDERS as follows:

1. U.S. Energy Corporation ("U.S. Energy") is a corporation duly organized and existing under the laws of the State of Wyoming with its primary place of business in the State of Colorado. U.S. Energy is publicly traded on the NASDAQ exchange under the symbol USEG and is subject to the filing and reporting requirements of Nasdaq and of the Securities and Exchange Commission ("SEC").

2. Energy One is a limited liability company duly organized and existing under the laws of the State of Wyoming. Energy One is a wholly owned operating subsidiary of U.S. Energy.

3. U.S. Energy, through its operating subsidiary, Energy One, is in the business of acquiring, exploring, and developing oil and gas properties in the United States.

4. At all relevant times prior to the dispute that led to this lawsuit, Defendant David Veltri ("Veltri") was the President, Chief Executive Officer ("CEO") and Chairman of the Board of Directors of U.S. Energy.

5. APEG is the largest minority shareholder of U.S. Energy and is also a lender to the company and its subsidiary, Energy One.

6. Pursuant to the company's Bylaws, U.S. Energy's Board of Directors (the "Board") is required to consist of five members.

7. Prior to this lawsuit, U.S. Energy's Board was comprised of the following four members: (a) Veltri; (b) John Hoffman ("Hoffman"); (c) Weldon Chitwood ("Chitwood"); and (d) Javier Pico ("Pico").

8. On February 25, 2019, Pico and Chitwood moved to terminate Veltri as President and CEO, and moved to appoint Ryan Smith ("Smith"), U.S. Energy's Chief Financial Officer, as interim CEO. The parties dispute whether the meeting was properly called and they dispute the outcome of the vote.

9. As a result, the four-member Board was deadlocked and could not agree on how the company should move forward, including who should serve as CEO. The "deadlock" is the basis for APEG's request for an appointment of a custodian. *See* Wyo. Stat. § 17-16-748.

10. On May 16, 2019, Veltri was preliminarily enjoined from acting as the President and CEO of U.S. Energy, and Smith was appointed temporary custodian to serve as interim CEO and Chairman of the Board. (ECF No. 42.) Notwithstanding the injunction, Veltri remained, and continues to remain, a member of the Board.

11. On May 22, 2019, Hoffman resigned from the Board, including from his position on the Audit Committee, Compensation Committee and all other Board committees. With Hoffman's resignation, there are now two vacancies on U.S. Energy's Board.

12. During the hearing held on May 24, 2019, APEG and Veltri (the "Parties") stipulated that Veltri would remain enjoined from acting as President and CEO of U.S. Energy, pending a trial on the merits. The Parties further stipulated that the appointment of a custodian under Wyo. Stat. § 17-16-748 is appropriate under the circumstances.

13. Given the Parties' stipulations and the foregoing findings:

a. Defendant Veltri remains PRELIMINARILY ENJOINED from acting as

CEO of U.S. Energy;

b. Mr. Ryan Smith is DISCHARGED as temporary custodian of U.S. Energy; and

c. the Court hereby APPOINTS C. Randel Lewis (the "Custodian") as the custodian for U.S. Energy in accordance with Wyo. Stat. § 17-16-748, under the powers and restrictions granted in this Order. The Court, in its discretion, will not require the Custodian to post a bond.

14. The primary purpose of this custodianship is to maintain U.S. Energy as an operating company, compliant with all applicable laws and regulations, pending a longer-term resolution of Board deadlock. The Custodian shall govern his actions with reference to this purpose.

15. The Custodian shall serve as the interim CEO of U.S. Energy and, except as otherwise stated in this Order, shall have the powers set forth in U.S. Energy's Bylaws and those normally attendant to the position of CEO of U.S. Energy, including, by virtue of that appointment and U.S. Energy's Bylaws, the role of Chairman of the Board.

16. As authorized by Wyo. Stat. § 17-16-748(d)(i), the Custodian shall act "in place of" the Board to appoint one independent director to replace Hoffman, thus returning the Board to five members (inclusive of the Custodian). The Custodian shall inform any candidate for this position that the candidate's directorship may last potentially only until the next annual shareholders' meeting.

17. If a director resigns between now and the next annual shareholder's meeting, the Custodian shall likewise act in place of the board to appoint replacements,

so that the Board remains at five members (inclusive of the Custodian).

18. Unless specifically directed by majority vote of a five-member Board (inclusive of the Custodian), with all members voting, the Custodian shall not have power to:

a. Pursue the purchase of APEG's North Dakota assets at any price as described at ECF 29, pages 4–5; or

b. Take any action designed to cause the dismissal, abandonment, or settlement of the lawsuit filed by U.S. Energy against APEG in the Texas Lawsuit captioned *U.S. Energy Corp. and Energy One, LLC v. APEG Energy II, LP and APEG Energy II GP, LLC*, United States District Court for the Southern District of Texas, Civil Action 4:19-cv-754.

19. Should the Custodian propose any action requiring approval of this Court, including to extend the duration of the Custodianship, the Custodian shall file a motion with the Court seeking authorization to take such action and shall serve the Parties and their counsel with the motion. Unless an objection to the motion is filed with the Court within seven calendar days after service thereof, the Custodian shall be authorized to take such action, and approval of the Court shall be deemed granted.

20. The Custodian, or any party to this action, may at any time, on proper and sufficient notice to all parties who have appeared in this action, apply to this Court for further instructions whenever such instructions shall be deemed to be necessary to enable the Custodian to perform the duties of his office properly.

21. All attorneys, accountants, and professionals who have represented U.S. Energy or its affiliated entities are hereby Ordered to deliver over to the Custodian, upon

request, all documents, files, and information concerning U.S. Energy and its affiliated entities that they have in their possession or control. Any claims for nonpayment for services shall not be used as a defense to turning over as set forth in this paragraph. All privileges in connection with professional representation of U.S. Energy and its affiliated entities shall accrue to the sole benefit of the Custodian and U.S. Energy and its affiliated entities and may only be waived by the Custodian.

22. The Custodian is authorized to retain counsel to advise him on any issues that he deems reasonable and necessary to execute this Order.

23. The Custodian shall be compensated at the rate $400.00 hour for the services provided pursuant to this Order.

24. On the last business day of each month (excluding May 31, 2019), the Custodian shall file a report with the Court on CM/ECF, describing relevant developments. Along with this report, the Custodian may also request Court approval of his fees and expenses reasonably incurred in the discharge of his duties under this Order, to be paid by U.S. Energy. Any objection to such a request for payment must be filed within seven calendar days.

25. The Custodian shall promptly issue a call for an annual shareholders' meeting, to take place no later than July 31, 2019, with an agenda to include the election of five directors to the Board (including a director to *replace* the Custodian on the Board), and to conduct any other business properly before the shareholders.

26. The Custodian shall ensure that the five-member board elected at the annual shareholders' meeting promptly votes on a CEO to replace the Custodian in this role. The Custodian shall ensure that CEO candidates understand that their tenure as

CEO may last only so long as is required for the Court to resolve the disputed issues in this lawsuit.

27. Promptly after election of a CEO per ¶ 26 of this Order, the Custodian shall move this Court to be discharged. Such motion shall also include a request for Court approval of all reasonable fees and expenses not yet paid, to be paid by U.S. Energy. Any objection to the Custodian's discharge or final statement of fees and expenses must be filed within three business days of the Custodian's motion.

28. In light of the parties' stipulations and the relief granted in this Order, Plaintiff's Motion for Temporary Restraining order (ECF No. 5), construed by the Court as a motion for preliminary injunction (ECF No. 22), is DENIED AS MOOT

Dated this 30th day of May, 2019.

BY THE COURT:

William J. Martinez
United States District Judge